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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2002

HearMe
(Exact name of registrant as specified in its charter)

000-25399
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	94-3217317 (I.R.S. Employer Identification No.)

6200 Stoneridge Mall Road, Suite 3010
Pleasanton, California 94588
(Address of principal executive offices, with zip code)

(925) 399-6193
(Registrant's telephone number, including area code)

685 Clyde Avenue
Mountain View, California 94043
(Former Address, if Changed Since Last Report)

Item 5. Other Events.

        On February 25, 2002, HearMe announced that its Board of Directors has approved a cash distribution of net available assets of $0.18 per share to stockholders of record as of November 26, 2001, the date previously fixed as the final record date for all distributions. It is currently anticipated that this distribution will be made on or about March 12, 2002. Further information is set forth in the press release filed herewith as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

        (c) Exhibits

99.1	Press Release.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HearMe (Registrant)
Date: February 27, 2002	By:	/s/ JAMES SCHMIDT James Schmidt Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release.

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS